WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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  FINANCIAL DATA SCHEDULE


                               Name of Fund :  PRUDENTIAL INVESTMENT PORTFOLIOS, INC.

                                Series Name :  JENNISON GROWTH & INCOME FUND (CLASS A)
                                Series Name :  JENNISON GROWTH & INCOME FUND (CLASS B)
                                Series Name :  JENNISON GROWTH & INCOME FUND (CLASS C)
                                Series Name :  JENNISON GROWTH & INCOME FUND (CLASS Z)

                                 CIK Number :  0000949512

             REPORTING PERIOD
                             FISCAL YEAR-END (Must have 3 blank spaces in fr   SEP-30-1999
                             PERIOD END (Must have 3 blank spaces in front)    SEP-30-1999
                             TYPE OF PERIOD (6-MOS or YEAR)                    YEAR

              STATEMENT OF ASSETS AND LIABILITIES
                  Assets
             Investment
                             At Value                           141,077,156
                             At Cost             133,226,486
             Receivable                                          13,926,577
             Other Assets                                             1,987
                             Total Assets                      $155,005,720

               Liabilities
             Payable for Securities Purchased                    $3,420,501
             Senior - Long term Debt                                      0
             Other Liabilities                                   10,496,867
                             Total Liabilities                  $13,917,368

                             Net Assets                        $141,088,352

                 Capital
             Par Value                                               11,102
             Paid in Capital                                    118,323,878
             Accumulated Net Investment Income                   14,036,962
             Over Distribution                                            0
             Accumulated Net Gains (Losses)                               0
             Over Distribution Gains                                      0
             Appreciation or (Depreciation)                       8,716,410
                             Net Assets                        $141,088,352

             Shares Outstanding - Current                        11,101,671
             Shares Outstanding - Prior                          11,403,866





               STATEMENT OF OPERATIONS

             Net Investment Income
             Income
                             Dividend                                             1,844,883
                             Interest                                               767,804
                             Other                                                        0
                                Total Income                                      2,612,687


             Expenses
                             Management Fees (Gross)                                849,053
                             Interest Expenses                                            0
                             Other Expenses (Gross)                               1,751,330
                             Less : Subsidy or waiver                                     0
                                Total Expense (net of waivers and subsidies)      2,600,383

             Net Investment Income                                                   12,304


             Realized and Unrealized Gain (Loss)
             Net realized gain (loss)                                            16,757,829
             Net change in unrealized appreciation (depreciation)                13,528,215
                             Total                                               30,286,044

             Net change from Operation                                           30,298,348

               STATEMENT OF CHANGES IN NET ASSETS

             Equalization                                                                 0
             Dividend Income                                                              0
             Distribution of Capital Gains                                      (10,269,480)
             Other Distributions                                                   (249,658)
             Proceeds from shares subscribed                                     39,742,571
             Cost of shares reacquired                                          (53,515,736)
             Shares reinvested                                                   10,032,426
                             Subtotal                                           (14,259,877)


             Net Change in Net Assets                                            16,038,471










               PRIOR FINANCIAL INFORMATION

             Accumulated Net Investment Income                                    8,913,440
             Accumulated Net Gains (Losses)                                               0
             Overdistribution of Net Investment Income                                    0
             Overdistribution of Net Gains                                                0


               FINANCIAL HIGHLIGHTS
                                                                 Class A        Class B       Class C   Class Z
             NAV (at the beginning of the period)                     10.98           10.96     10.96    11.00
             Investment Income per share                               0.07           (0.03)    (0.02)    0.09
             Capital Appreciation (Depreciation) per share             2.68            2.67      2.66     2.69
             Dividend per share                                      (0.060)          (0.01)    (0.01)   (0.07)
             Distribution per share                                   (0.91)          (0.91)    (0.91)   (0.91)
             Return of Capital per share                               0.00            0.00      0.00     0.00
             NAV (at the end of the period)                           12.76           12.68     12.68    12.80

             Average net assets (000)                                35,815          94,904     7,702    3,088
             Expense Ratio                                             1.30            2.05      2.05     1.05
             Average Debt Outstanding (000)                               0               0         0        0
             Average Debt Outstanding per Share                        0.00            0.00      0.00     0.00


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